UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

NATIONSTAR MORTGAGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Highland Drive

Lewisville, Texas 75067

(Address of principal executive offices)

(469) 549-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2013, Nationstar Mortgage Holdings Inc. issued a press release announcing the commencement of a proposed offering by its wholly-owned subsidiaries Nationstar Mortgage LLC and Nationstar Capital Corporation (together with Nationstar Mortgage LLC, the “Issuers”) of $150 million aggregate principal amount of 6.500% Senior Notes due 2021, guaranteed on a senior basis by Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of Nationstar Mortgage LLC’s wholly-owned subsidiaries (the “Additional Notes”). The Additional Notes are a follow-on issue to the Issuers’ $400 million aggregate principal amount of 6.500% Senior Notes due 2021 issued on February 7, 2013 (the “Existing Notes”) and form a single series of debt securities with the Existing Notes. The press release announcing the commencement of the proposed offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Additional Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Additional Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated March 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: March 21, 2013	By:	/s/ David Hisey
David Hisey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated March 21, 2013